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                                                                       EXHIBIT 5





                                  December 12, 1996



Gray Communications Systems, Inc.
126 North Washington Street
Albany, Georgia 31701

Dear Sirs:

    We are acting as counsel to Gray Communications Systems, Inc., a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 200,000 shares (the "Shares") of Class B Common Stock, no par value (the "Class B Common Stock"), of the Company for use in connection with the Company's Capital Accumulation Plan (the "Plan"). The Plan provides that the Shares to be used thereunder may be currently issued shares of Class B Common Stock (the "Currently Issued Shares") or may be shares of Class B Common Stock issued by the Company for delivery pursuant to the Plan (the "Newly Issued Shares").

    As such counsel, we have participated in the preparation of the Registration Statement. We have reviewed the corporate minutes relating to the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

    Based upon, and subject to, the foregoing, we are of the opinion that (i) the Currently Issued Shares are duly authorized, validly issued, fully paid, and non-assessable and (ii) the Newly Issued Shares are duly authorized and, upon issuance of the Newly Issued Shares in accordance with the terms of the Plan, the Newly Issued Shares will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                      Very truly yours,


                                                      /s/ Heyman & Sizemore